                                                                   EXHIBIT 10.20

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This Stock Purchase Agreement (the "Agreement") is entered into as of September 17, 1997, by and between LITIGATION RESOURCES OF AMERICA -- CALIFORNIA, INC., a California corporation (the "Buyer"), and a wholly owned subsidiary of LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation (the "Parent"), and GREGG M. ZISKIND, an individual ("Ziskind"), and SUSAN L. ZISKIND, an individual ("SLZ", and together with Ziskind, the "Sellers"). Sellers are the only shareholders of BURTON HOUSE, INC., a California corporation doing business as ZISKIND, GREENE, WATANABE & NASON (the "Company").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers and the Sellers will sell to the Buyer all of the outstanding capital stock of the Company in return for cash and the other consideration set forth in (S) 2(B) below.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  CERTAIN DEFINITIONS.

     "Accounts Payable Report" means a report as of a given time period containing a summary of the outstanding accounts payable of the Company which report shall reflect such accounts payable on an aged basis and shall set forth the amounts due and owing by the Company to each of its suppliers, creditors or employees.

     "Accounts Receivable" means all amounts due and owing to the Company by each of its customers.

     "Accounts Receivable Report" means a report as of a given time period containing a summary of the outstanding Accounts Receivable of the Company, which report shall reflect such Accounts Receivable on an aged basis and shall set forth the amounts due and owing to the Company by each of its customers.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Balance Sheet Report" means the balance sheet of the Company as of a given date showing the assets, liabilities and equity of the Company prepared by the Company in accordance
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accordance with the method used to prepare the reference balance sheet provided to the Parent on a consistent basis as with prior time periods (the "Company's Past Practice").

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequences.

     "Buyer" shall mean Litigation Resources of America -- California, Inc., a California corporation.

     "Buyer Indemnified Parties" has the meaning set forth in (S) 7(B) below.

     "Buyer's Accountants" shall mean the independent certified public accounting firm of Coopers & Lybrand LLP, located in Houston, Texas.

     "Buyer's Disclosure Schedule" has the meaning set forth in (S) 4(B) below.

     "Cash Payment" has the meaning set forth in (S) 2(B) below.

     "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any of a corporation's employees, payroll, income or gross receipts, (ii) a corporation's ownership or use of any of its assets, or (iii) any other aspect of a corporation's business.

     "CitiBank Debt" shall mean the Company's line of credit payable to CitiBank, F.S.B.

     "Closing" has the meaning set forth in (S) 2(C) below.

     "Closing Date" has the meaning set forth in (S) 2(C) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Burton House, Inc., a California corporation doing business as Ziskind, Greene, Watanabe & Nason.

     "Company Financial Statements" has the meaning set forth in (S) 4(A)(e) below.

     "Company's Accountants" shall mean the independent certified public accounting firm of H. Les Kornblatt or Kornblatt Accounting Corp.

     "Confidential Information" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not (a) generally known or available to the public;

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(b) after the date of this Agreement, generally known or readily available through no violation of this Agreement; or (c) in, or hereafter becomes a part of, the public domain through no violation of this Agreement.

     "Controlled Group" means the Company, its Subsidiaries, and any trade or business (whether or not incorporated) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of ERISA Section 4001(b)(1) or subsections (b), (c), (m) or (o) of Code
Section 414.

     "Customarily Permitted Liens" shall mean:

     (a) Liens for ad valorem taxes, assessments or other governmental Charges or levies, not yet due and payable;

     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by law, created in the Ordinary Course of Business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens); and

     (c) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, variations and other restrictions, Charges or encumbrances customary to the type of real property affected and which do not impair the current use, occupancy, value or the marketability of title of the real property subject thereto.

     "Damages" has the meaning set forth in (S)7(B) below.

     "EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization.

     "Effective Date" shall mean 12:01 a.m. on the Closing Date.

     "Effective Date Accounts Payable Report" means the Accounts Payable Report for the Company as of the Effective Date.

     "Effective Date Accounts Receivable" shall mean the entire amount of Accounts Receivable for the Company as of the Effective Date.

     "Effective Date Accounts Receivable Report" means the Accounts Receivable Report for the Company as of the Effective Date.

     "Effective Date Balance Sheet Report" means the Balance Sheet Report for the Company as of the Effective Date.

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     "Employee Benefit Plan" means any (a) Employee Pension Benefit Plan, (b)
Employee Welfare Benefit Plan, or (c) personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in clause (a) or (b) of this sentence.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2), including, but not limited to, employee pension benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1), including, but not limited to, employee welfare benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Final Net Worth" means the Net Worth as of the Effective Date as determined in accordance with (S) 2(E) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Guaranteed Net Worth" means $69,735.

     "Income Statement Reports" means a statement of revenues and expenses of the Company as of a given date prepared by the Company in accordance with the Company's Past Practice.

     "IRS" means the United States Internal Revenue Service or such equivalent successor agency of the United States with the responsibility of assessing and/or collecting Taxes.

     "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a)  such individual is actually aware of such fact or other matter; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter which

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     investigation was necessary in order to make the representations and warranties contained herein.

A person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liens" means any mortgages, deeds of trust, liens, security interests, pledges, claims, charges, liabilities, obligations, or other encumbrances.

     "Net Worth" means the dollar amount of equity of the Company as of a given time period as determined by the Balance Sheet Report.

     "Notice of Action" has the meaning set forth in (S) 7(B) below.

     "Notice of Election" has the meaning set forth in (S) 7(B) below.

     "Offset" has the meaning set forth in (S) 8(B).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent" shall mean Litigation Resources of America, Inc., a Texas corporation and the owner of all of the issued and outstanding shares of common stock of Buyer.

     "Parent Shares" has the meaning set forth in (S) 2(B) below.

     "Party" shall mean, individually, the Buyer, the Parent or any Seller.

     "Parties" shall mean, collectively, the Buyer, the Parent and the Sellers.

     "Parent Financial Statements" has the meaning set forth in (S) 4(B)(g) below.

     "Past Due Accounts Receivable" means those accounts receivable of the Company whose age is more than 120 days from the date of invoice as of the Effective Date.

     "PBGC" means the Pension Benefit Guaranty Corporation.

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     "Permitted Encumbrances" with respect to property of a Party shall mean (i)
Security Interests expressly permitted, or consented in writing to by the other Party; (ii) Purchase Money Liens; (iii) Customarily Permitted Liens; and (iv) Liens of judgment creditors provided such Liens do not exceed $5,000 individually or $25,000 in the aggregate (other than Liens bonded or insured to the reasonable satisfaction of the other Party).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pledge Agreement" has the meaning set forth in (S) 6(A)(xi) below.

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Purchase Money Liens" shall mean Liens incurred in connection with the acquisition of any asset; provided that (i) each such Lien shall attach only to the asset to be acquired, (ii) a description of the asset so acquired is furnished to the other Party, and (iii) the indebtedness incurred in connection with such acquisitions shall not individually exceed $5,000 or in the aggregate exceed $25,000.

     "Purchase Price" has the meaning described in (S) 2(B) below.

     "Registration Rights Agreement" has the meaning set forth in (S) 6(A)(ix) below.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any Lien other than (a) mechanic's, materialmen's and similar Liens, (b) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) Purchase Money Liens and Liens securing rental payments under capital lease arrangements, and (d) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Sellers" shall have the meaning set forth in the preamble hereto.

     "Sellers' Disclosure Schedule" has the meaning set forth in (S) 4(A) below.

     "Senior Lender" shall mean Texas Commerce Bank, N.A.

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     "Shareholders' Agreement" shall have the meaning set forth in (S) 6(A)(ix).

     "Subject Share" means any share of the common stock of the Company as set forth in Section 4A(b) of the Sellers' Disclosure Schedule.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors thereof.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium windfall profits, environmental (including taxes under Code Section 5(A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Ziskind Employment Agreement" shall have the meaning set forth in (S) 6(A)(viii).

     2.   PURCHASE AND SALE OF SUBJECT SHARES.

     A. BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to the Buyer, all of the Subject Shares for the consideration specified below in this (S) 2.

     B. PURCHASE PRICE. The purchase price is Two Million Seven Hundred Thousand Dollars ($2,700,000) to be paid and delivered by the Buyer to the Sellers on the Closing Date, subject to adjustments thereto under this Agreement, as follows (collectively, the "Purchase Price"):

          (i) Delivery to the Sellers of an aggregate of 158,824 shares of common stock of the Parent, $.01 par value per share (the "Parent Shares") as will constitute an agreed upon aggregate value of One Million Three Hundred Fifty Thousand and No/100 Dollars ($1,350,000.00) at a per share value equal to the Eight and 50/100 Dollars ($8.50); and

          (ii) Delivery of cash in the amount of One Million Three Hundred Fifty Thousand ($1,350,000) payable by wire transfer or delivery of other immediately available funds to the Sellers on the Closing Date in accordance with wiring

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     instructions delivered by the Sellers to the Buyer at least three business days prior to Closing (the "Cash Payment").

     In addition, as soon as practicable after each applicable year end of the Company, the Buyer's Accountants shall determine the amount of EBITDA, if any, of the Company during (i) the time period beginning with the Closing Date through December 31, 1997 (the "1997 EBITDA"), (ii) the time period beginning January 1, 1998, through December 31, 1998 (the "1998 EBITDA"), (iii) the time period beginning January 1, 1999, through December 31, 1999 (the "1999 EBITDA"), and (iv) the time period beginning January 1, 2000, through December 31, 2000 (the "2000 EBITDA"). To the extent, if any, that the 1997 EBITDA exceeds the amount of $150,000, the Sellers shall be paid an additional aggregate amount
equal to the amount of such excess multiplied by twenty percent (20%).    To the
extent, if any, that the 1998 EBITDA or the 1999 EBITDA exceeds the amount of $450,000, the Sellers shall be paid an additional aggregate amount equal to the
amount of such excess multiplied by twenty percent (20%).    To the extent, if
any, that the 2000 EBITDA exceeds the amount of $450,000 the Sellers shall be paid an additional aggregate amount equal to the amount of such excess multiplied by twenty percent (20%), plus to the extent, if any, that the 2000 EBITDA exceeds the amount of $750,000, the Sellers shall be paid an additional aggregate amount equal to the amount of such excess multiplied by five percent (5%). The payments, if any, due and owing to the Sellers pursuant to the terms of this paragraph shall be defined collectively as the "Earnout". Each year's Earnout, if any, shall be paid to the Sellers by delivery of cash within approximately ninety (90) days after each fiscal year end of the Company.
EBITDA will be calculated in accordance with the Company's Past Practice and not be reduced by (i) any salary or contractual or discretionary bonus paid to any officer, director or employee of the Parent or to any other person hired or engaged without the consent of Ziskind or (ii) any corporate management expense or overhead allocated to, accrued or paid by the Company to the Parent or any Affiliate of the Parent.

     C. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Boyer, Ewing & Harris in Houston, Texas, unless otherwise mutually agreed, commencing on September __, 1997 at 9:00 a.m. local time, or at such other time or place as the Parties mutually agree (the "Closing Date").

     D. DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in (S) 6(A) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in (S) 6(B) below,
(iii) the Sellers will deliver to the Buyer stock certificates representing all of the Subject Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Sellers the Parent Shares (subject to the Pledge Agreement) and the Cash Payment.

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     E.   DETERMINATION OF FINAL NET WORTH.  The Effective Date Balance Sheet
Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report (collectively, the "Effective Date Financial Reports") shall be prepared by the Buyer and the Buyer's Accountants as promptly as possible after the Closing, and the Buyer shall deliver the Effective Date Reports to the Seller and the Company's Accountants as soon as possible but in no event later than 30 days after the Closing Date. The Company's Accountants shall review the Effective Date Financial Reports (including any corresponding work papers of Buyer's Accountants) and report to the Buyer's Accountants in writing within 15 days of receipt thereof of any discrepancy. If the Company's Accountants and the Buyer's Accountants cannot resolve such discrepancy within 15 days after Buyer's Accountants receipt of such report, then they shall so notify the Sellers and the Buyer, and the Sellers and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Sellers and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Sellers and the Buyer shall be retained to review the Effective Date Financial Reports. The final net worth of the Company ("Final Net Worth") shall be determined consistent with the methods used by the Buyer's Accountants in preparing the Company's June 30, 1997 Balance Sheet Reports (e.g., the CitiBank Debt shall be deemed to remain outstanding and commissions and taxes payable shall be accrued). Such firm's conclusions as to the carrying values to appear on the Effective Date Financial Reports for purposes of determining the Final Net Worth shall be conclusive.
The Sellers and the Buyer shall share equally in the expenses of retaining such independent accounting firm. The Buyer shall pay the expenses of the Buyer's Accountants for their review of the Effective Date Financial Reports, and the Sellers shall pay the expenses of Company's Accountants for their review of the Effective Date Financial Reports.

     F. POST-CLOSING ADJUSTMENT OF PURCHASE PRICE. Subject to the last sentence of this paragraph, after the Closing Date, the Purchase Price set forth in Section 2(B) shall be adjusted as follows: (i) if the Final Net Worth of the Company as finally determined pursuant to Section 2(E) shall be more than the Guaranteed Net Worth, then the Cash Payment shall be increased by the amount of such excess and (ii) if the Final Net Worth of the Company as finally determined pursuant to Section 2(E) shall be less than the Guaranteed Net Worth, then the Cash Payment shall be decreased by the amount of such shortfall. In the event that the Final Net Worth is more than the Guaranteed Net Worth, the Buyer shall within 15 days pay such amount of cash to the Sellers. In the event that the Final Net Worth is less than the Guaranteed Net Worth, the Sellers shall within 15 days refund such amount of cash to Buyer. Notwithstanding the foregoing, any downward adjustment proposed to be made to the Final Net Worth arising from facts that should have been, but were not, reflected in the Company Financial Statements shall be subject to and shall count against the Threshold Amount set forth in Section 7B(iv) hereof.

     3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     A. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers, jointly and severally, represent and warrant to the Buyer and the Parent that the statements contained in this

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(S) 3(A) are correct and complete as of the date of this Agreement, except as set forth in the schedules of exceptions attached hereto as Schedule 3A.
                                                            -----------

          (A) AUTHORIZATION OF TRANSACTION. Sellers have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers, enforceable in accordance with its terms and conditions, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditors' rights. Sellers represent and warrant that they need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (B) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Sellers, nor the consummation of the transactions by the Sellers as contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers are subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sellers are a party or by which they are bound or to which any of their assets is subject.

          (C) BROKERS' FEES. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (D) SUBJECT SHARES. Sellers hold of record and own beneficially the number of Subject Shares set forth next to their names in (S)4A(b) of the Sellers' Disclosure Schedule, free and clear of any Liens or restrictions on transfer (other than any restrictions under the Securities Act and state securities laws (other than this Agreement)). Sellers are not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     B. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND PARENT. The Buyer and Parent, jointly and severally, represent and warrant to the Sellers that the statements contained in this (S) 3(B) are correct and complete as of the date of this Agreement, except as set forth in the schedule of exceptions attached hereto as Schedule 3B.
          -----------

          (A) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of California. The Buyer is qualified to do business in each jurisdiction in which the nature of its business, the ownership of its assets or the lease of its properties require it to be so qualified.

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          (B)  AUTHORIZATION OF TRANSACTION.  The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder. The Board of Directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement, the Ancillary Agreements and the other agreements and transactions contemplated hereby and thereby. No other corporate proceedings on the Buyer's part are necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated hereby. Upon execution and delivery of this Agreement and the Ancillary Agreements by the Parties hereto, this Agreement and the Ancillary Agreements shall constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditors' rights. The Buyer represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws.

          (D) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated other than to The GulfStar Group, Inc.

     4.   REPRESENTATIONS AND WARRANTIES CONCERNING THE PARTIES.

     A.   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.   Sellers
represents and warrants to the Buyer that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement, except as set forth in Sellers' disclosure schedule attached hereto as Schedule 4A ("Sellers'
                                                   -----------
Disclosure Schedule"). Nothing in the Sellers' Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Sellers' Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

          (A) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of California. The Company is not qualified to do business in any other jurisdiction, nor does the nature of its business require such qualification. The Company has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S) 4A(a) of the Sellers' Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Company and its Subsidiaries, if any (as amended to date), as well as the minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate book, and the stock record book of the Company (all of which are correct and complete in all material respects). The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

          (B) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Company are accurately set forth in (S) 4A(b) of the Sellers' Disclosure Schedule. All of the issued and outstanding Subject Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Sellers as set forth in (S) 4A(b) of the Sellers' Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that would require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

          (C) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject,
     (ii) violate any provision of the articles of incorporation or bylaws of the Company, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (D) SUBSIDIARIES. The Company does not have any ownership interest in any Subsidiaries. The Company does not control, directly or indirectly, or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

          (E) FINANCIAL STATEMENTS. The Sellers have previously furnished the Buyer with the following financial statements (collectively the "Company Financial Statements"): (i) a Balance Sheet Report and an Income Statement Report for the fiscal years ended December 31, 1996, compiled by Buyer's Accountants; and (ii) Balance Sheet Reports and Income Statement Reports for the period ended June 30, 1997, prepared by the Buyer's Accountants,
     (iii) an Accounts Receivable Report dated as of June 30, 1997, and (iv) an Accounts Payable Report dated as of June 30, 1997. The Company Financial Statements have been prepared in accordance with the Company's Past Practice and: (i) are consistently reported throughout the periods covered thereby, (ii) present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods,
     (iii) are correct and complete in all material respects, and (iv) are consistent in all material respects with the books and records of the Company (which books and records are correct and complete in all material respects).

          (F) EVENTS SUBSEQUENT TO JUNE 30, 1997. Except as disclosed on (S) 4A(f) of the Sellers' Disclosure Schedule, since June 30, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

               (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, lease, and licenses) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (iii) the Company has not accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $3,000 singly or $15,000 in the aggregate to which the Company is a party or by which it is bound;

               (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible, except for Permitted Liens;

               (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series or related capital investments, loans, and acquisitions) either involving more than $3,000 singly or $15,000 in the aggregate;

               (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $3,000 singly or $15,000 in the aggregate;

               (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities for a period of more than sixty
          (60) days after the date of invoice;

               (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $3,000 singly or $15,000 in the aggregate or outside the Ordinary Course of Business;

               (x) there has been no change made or authorized in the articles of incorporation or bylaws of the Company;

               (xi) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiii) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property valued, individually or in the aggregate, in excess of (i) $10,000 for all property which, at the time of such damage or destruction, was subject to or covered by property, casualty or any other form of insurance, and (ii) $3,000 for all property which, at the time of such damage or destruction, was not subject to or covered by property, casualty or any other form of insurance;

               (xiv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

               (xv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

               (xvi) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xvii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xviii) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xix) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xx) there has not been any other adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of or Business involving the Company or any Subsidiaries which exceeds $3,000 individually $15,000 in the aggregate; and

               (xxi)    the Company has not committed to any of the foregoing.

          (G) UNDISCLOSED LIABILITIES. Except as disclosed on (S) 4A(g) of the Sellers' Disclosure Schedule, the Company does not have any Liability (and, to the best of the Sellers' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities reflected in the then most current Company Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after June 30, 1997, in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (H) LEGAL COMPLIANCE. To the Knowledge of Sellers, the Company, and its predecessors and Affiliates, have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, to the Sellers' Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

           (I) TAX MATTERS. Except as disclosed on (S) 4A(i) of the Sellers' Disclosure Schedule:

               (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes shown to be due on the Tax Returns have been paid or accrued for on the Balance Sheet. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party, except for the unlikely event that Taxes may be incurred in connection with an independent contractor of the Company being characterized as an employee.

               (iii) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Tax authority in writing or (B) as to which the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. (S) 4A(i) of the Sellers' Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

               (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) The Company has not made an election under section 341(f) of the Code.

          (J) TITLE TO ASSETS. Except as set forth on (S) 4A(j) of Sellers' Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown in the Company Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since June 30, 1997, and except for Permitted Encumbrances.

          (K) REAL PROPERTY. The Company does not own any real property. (S) 4A(k) of the Sellers' Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in (S) 4A(k) of the Sellers' Disclosure Schedule (as amended to date). Except as disclosed on (S) 4A(k) of the Sellers' Disclosure Schedule, with respect to each lease and sublease listed in (S) 4A(k) of the Sellers' Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) the Company is not in material breach or default of any lease or sublease, and to the Sellers' Knowledge, no third party to any such lease or sublease is in material breach or material default, and to the Sellers' Knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

               (iv) with respect to each sublease, to the Sellers' Knowledge, the representations and warranties set forth in subsections (i) through (iii) above are true and correct with respect to the underlying lease; and

               (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, except Customarily Permitted Liens.

          (L) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is suitable for the purpose for which it is presently used.

          (M)  INVENTORY.  The Company does not carry or maintain any inventory.

          (N) CONTRACTS. (S) 4A(n) of the Sellers' Disclosure Schedule lists the following contracts and other agreements currently in effect to which the Company is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

               (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year from the Closing Date or involve consideration in excess of $15,000;

               (iii)  any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any agreement among Sellers and their Affiliates (other than the Company);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii) any written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000 or providing severance benefits;

               (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (x) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

               (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $15,000, and which cannot be terminated without penalty by giving no more than 30 days notice.

     The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in (S) 4A(n) of the Sellers' Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S) 4A(n) of the Sellers' Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not, nor to the Sellers' Knowledge is any other party, in breach or default, and to the Sellers' Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, and (C) the Company has not repudiated any provision of any such agreement nor to the Sellers' Knowledge has any other party repudiated any provision of any such agreement.

           (O) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are properly recorded on each Accounts Receivable Report delivered to the Buyer, reflected properly on the Company's books and records and represent legal obligations of the parties billed therefor. Except as set forth on (S) 4A(o) of Sellers' Disclosure Schedule, the Sellers have no reason to believe that any of such notes or accounts are not collectible in the Ordinary Course of Business and have received no indication from any obligor thereunder that such obligor disputes the amount of such note or account or does not intend to pay such amount.

           (P) POWERS OF ATTORNEY. Except as disclosed on (S) 4A(p) of the Sellers' Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

           (Q) INSURANCE. (S) 4A(q) of the Sellers' Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is currently a party, copies of which have been furnished to the Buyer.

           (R) LITIGATION. (S) 4A(r) of the Sellers' Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

           (S) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as disclosed on (S) 4A(s) of the Sellers' Disclosure Schedule, neither the Sellers nor their Affiliates have been involved in any business arrangement or relationship with the Company outside of the Company's Ordinary Course of Business within the past 12 months, and neither the Sellers nor any of their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

           (T) GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

           (U) EMPLOYEES. To the Sellers' Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company has not committed any unfair labor practice. The Sellers do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. (S) 4A(u) of the Sellers' Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by the Company as of the date of this Agreement, and none of said employees are subject to union or collective bargaining agreements with the Company.

           (V) EMPLOYEE BENEFITS.

               (i) (S) 4A(v) of the Sellers' Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which it contributes.

                    (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                    (B) All required reports and descriptions (including Form
               5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

                    (D) The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with such Employee Benefit Plans, and to Sellers' Knowledge, there has been no default or violation by any other party to such Employee Benefit Plans.

                    (E) The Sellers have delivered to the Buyer correct and
               complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which relate to each such Employee Benefit Plan.

               (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company to make a larger contribution to, or pay greater benefits under, any Employee Benefit Plan than it otherwise would or
          (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan.

               (iii) Each such Employee Benefit Plan has been terminated by the Company in compliance with all applicable laws on or before the Closing Date.

          (W) BROKERS' FEES. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (X) DISCLOSURE. The representations and warranties contained in this
     (S) 4A do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4A not misleading.

     B. REPRESENTATIONS AND WARRANTIES CONCERNING THE PARENT. The Parent and the Buyer jointly and severally represent and warrant to the Sellers that the statements contained in this (S) 4B are correct and complete as of the date of this Agreement, except as set forth in the Buyer's Disclosure Schedule attached hereto as Schedule 4B (the "Buyer's Disclosure Schedule"). Nothing in the
          -----------
Buyer's Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Buyer's Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

           (A) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Parent is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Parent and its Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S) 4B(a) of the Buyer's Disclosure Schedule lists the directors and officers of the Parent. The Buyer has delivered to the Sellers correct and complete copies of the charter and bylaws of the Parent (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Parent are correct and complete in all material respects. The Parent is not in default under or in violation of any provision of its charter or bylaws.

           (B) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Parent are accurately set forth in (S) 4B(b) of the Buyer's Disclosure Schedule together with the changes thereto contemplated by the acquisition of the Company. All of the issued and outstanding shares of the Parent have been duly authorized, and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Parent to issue, sell, or otherwise cause to become outstanding any of its capital stock except those set forth in Schedule (S) 4B(b) of the Buyer's Disclosure Schedule and those relating to the Parent's pending acquisitions of other businesses. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Parent except as set forth in Schedule (S) 4B(b) of the Buyer's Disclosure Schedule.

           (C) COMMON STOCK. At the time of issuance thereof and delivery to the Sellers, the Parent Shares to be delivered to the Seller pursuant to this Agreement will constitute valid and legally issued Parent Shares, fully paid and nonassessable, and with the exception of restrictions upon resale contained in the Shareholders' Agreement and the Stock Pledge Agreement, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Parent Shares issued and outstanding as of the date hereof by reason of the provisions of the Texas Business Corporation Act. Except as provided in the previous sentence, the Parent Shares issued and delivered to the Sellers shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The Parent Shares to be issued to the Seller pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Registration Rights Agreement.

           (D) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent is subject, (ii) violate any provision of the charter or bylaws of the Parent, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Parent does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

           (E) BROKERS' FEES. The Parent does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement other than to The Gulfstar Group, Inc.

           (F) DISCLOSURE.  The representations and warranties contained in this
     (S) 4B do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4B not misleading.

           (G) FINANCIAL STATEMENTS. The Parent previously furnished the
     Sellers with the financial statements set forth in Schedule (S) 4B(g) of the Buyer's Disclosure Schedule (collectively the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with GAAP and are consistently reported throughout the periods covered thereby, present fairly the financial condition of the Parent and its Subsidiaries as of such dates and the results of operations of the Parent and its Subsidiaries for such periods, are correct and complete in all material respects, and are consistent in all material respects with the books and records of the Parent (which books and records are correct and complete in all material respects).

           (H) UNDISCLOSED LIABILITIES. Except as disclosed on (S) 4B(h) of the Buyer's Disclosure Schedule, the Parent does not have any Liability (and, to the best of the Parent's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities reflected in the then most current Parent Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after June 30, 1997, in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

           (I) EVENTS SUBSEQUENT TO JUNE 30, 1997. Except as disclosed on (S) 4B(i) of the Buyer's Disclosure Schedule, since June 30, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Parent and its Subsidiaries taken as a whole.

      5. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

      A. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S) 7 below).

      B. CONFIDENTIALITY. The Sellers will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement and all of the other agreements executed in connection herewith. In the event that Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 5B. If, in the absence of a protective order or the receipt of a waiver hereunder, Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Sellers may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that Sellers shall use their reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate; provided, however that all of such Sellers' costs including but not limited to legal fees shall be paid by the Buyer. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

      C.  ACCOUNTS RECEIVABLE.   Ziskind shall, during the term of his
employment by the Company, use reasonable efforts to collect the Accounts Receivable in the Ordinary Course of Business.

      6.  CONDITIONS TO OBLIGATION TO CLOSE.

      A. CONDITIONS TO OBLIGATION OF THE BUYER AND THE PARENT. The obligation of the Buyer and the Parent to proceed with the Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (any or all which may be waived in writing by the Buyer and the Parent):

          (i) the representations and warranties of the Sellers set forth in (S) 3A and (S) 4A above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects at and as of the Closing Date;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Subject Shares and to control the Company, or (D) materially and adversely affect in any material respect the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S) 6(A)(i)-(iii) is satisfied in all respects;

          (v) the Buyer shall have received from counsel to the Sellers an opinion substantially in the form of EXHIBIT F-1 hereto and reasonably acceptable to both the Buyer and the Sellers, addressed to the Buyer and dated as of the Closing Date, containing such assumptions and qualifications as may be reasonably acceptable to the Buyer's legal counsel;

          (vi) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than Ziskind and those whom the Buyer shall have specified in writing prior to the Closing;

          (vii) the Buyer shall have received notification from its Senior Lender thatsuch Senior Lender has approved consummation of the transactions contemplated by this Agreement under its acquisition line of credit;

          (viii) Ziskind shall have entered into an Employment Agreement with the Company (the "Ziskind Employment Agreement") substantially in the form of EXHIBIT A hereto;

          (ix) The Sellers shall have entered into a certain First Amended and Restated Shareholders' Agreement (the "Shareholders' Agreement") substantially in the form of EXHIBIT B hereto, and a Registration Rights Agreement substantially in the form of EXHIBIT C hereto, which shall grant to Sellers certain piggyback rights with respect to the Parent Shares and shall provide that, to the extent any greater registration rights are ever granted to any seller of a company acquired by the Buyer, the Sellers shall be granted the same or equivalent registration rights (the "Registration Rights Agreement");

          (x) all Employee Benefit Plans shall have been terminated by the Sellers to the extent Buyer has implemented substitute Employee Benefit Plans, and neither the Buyer nor the Company shall have any further liability with respect thereto other than completion of the routine winding up thereof ;

          (xi) the Sellers shall have entered into the Stock Pledge Agreement ("Pledge Agreement") substantially in the form of EXHIBIT D hereto with the Buyer;

          (xii) the Sellers shall have delivered Investor Representation Letters substantially in the form of EXHIBIT E hereto to the Parent; and

          (xii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

      B. CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to proceed with Closing and consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions (any or all of which may be waived in writing by Sellers):

          (i) the representations and warranties of the Buyer and the Parent set forth in (S) 3B and (S) 4B above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer and the Parent shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Sellers to own the Parent Shares, or (D) affect adversely in any material respect the right of the Buyer to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Buyer and the Parent shall have delivered to the Seller certificates to the effect that each of the conditions specified above in
     (S) 6(B)(i)-(iii) is satisfied in all respects;

          (v) the Buyer and the Parent shall have delivered to the Seller certified resolutions of their respective Boards of Directors, authorizing the execution, delivery and performance of this Agreement and all documents, instruments and agreements contemplated herein to be executed by the Buyer and Parent, respectively;

          (vi) the Buyer shall have (a) obtained the full and final releases of Ziskind's guarantee of the CitiBank Debt or (b) paid in full the CitiBank Debt;

          (vii) the Buyer shall have received from Senior Lender approval to fund this transaction under its acquisition line;

          (viii) the Buyer shall have caused the Company to enter into the Ziskind Employment Agreement;

          (ix) the Sellers shall have received from counsel to the Buyer an opinion in the form of EXHIBIT F-2 hereto and reasonably acceptable to both the Buyer and the Sellers, addressed to the Sellers, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to the Seller's legal counsel;

          (x) the Buyer shall have entered into the Shareholders' Agreement and the Registration Rights Agreement on terms and conditions reasonably satisfactory to Sellers;

          (xi) the Buyer shall have entered into the Pledge Agreement with the Seller; and

          (xii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

     7.   INDEMNIFICATION.

     A.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two years thereafter except that the representations and warranties contained in (S)4 A(i), and (S)4 A(j) which shall survive for three years after the Closing.

     B.   INDEMNIFICATION PROVISIONS.

          (I)    BY THE SELLERS.   The Sellers, jointly and severally, shall
indemnify, save, defend and hold harmless the Buyer, Parent and their respective shareholders, directors, officers, partners, agents and employees (and in the event the Buyer assigns its right, title and interest hereunder to a corporation, which shall be permitted hereunder, such assignee) (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, Liabilities, deficiencies, claims and expenses, including interest, penalties, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean the Sellers have breached), of any covenant, warranty or representation made by the Sellers in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Sellers or their Affiliates pursuant to the terms of this Agreement; provided, however, that the Sellers shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties.

          (II) BY THE BUYER AND THE PARENT. The Buyer and the Parent shall indemnify, save, defend and hold harmless the Sellers from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean the Buyer or the Parent has breached), of any covenant, warranty or representation made by the Buyer or the Parent in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer or the Parent under this Agreement; provided, however, that the Buyer and the Parent shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by the Sellers.

          (III) DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days; provided further that a Notice of Action must be sent to the indemnifying Party within the applicable survival period as provided in Section 7(a) of this Agreement. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this (S) 7(b) to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to, defend, compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          (IV) LIMITATION ON INDEMNIFICATION. Notwithstanding any provision of this Agreement, neither the Buyer nor the Sellers or any Affiliate of either shall be required to pay an indemnified Party or any Affiliate thereof any amount with respect to any claim for Damages under this (S) 7(B) until the Damages which the indemnified Party and its Affiliates suffered under this Agreement aggregate at least $25,000 (the "Threshold"), at which time and in such event the indemnified Party or Affiliate shall be entitled to receive payment for the entire amount of aggregate Damages to the extent they exceed $25,000. No Party shall be liable to indemnify the other Parties in an aggregate amount in excess of $1,350,000 including any and all amounts due and owing under
(S) 8(B) of this Agreement.

     8.   REMEDIES.

     A. SPECIFIC PERFORMANCE. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     B. OFFSET. Any and all Damages incurred by the Buyer which permit the Buyer to make an indemnification claim against the Sellers and to the extent not otherwise prohibited by applicable law, shall be subject to mandatory offset by the Buyer against all amounts due and owing by the Buyer to the Sellers under this Agreement or any document, instrument, or agreement executed in connection herewith. The foregoing shall constitute the sole remedy of Buyer against Sellers in connection with breaches of the representations, warranties, covenants and obligations of the Sellers contained in this Agreement except to the extent of any remaining unpaid claims to the extent permitted under (S) 7 of this Agreement if there are not any Parent Shares remaining pledged to offset against in which event Buyer may proceed against the Sellers but only for any amounts not offset and not exceeding $1,350,000, including the amounts recovered against the pledged Parent Shares. In the event of an offset of any Damages incurred as a result of any such breach, the Buyer shall furnish the Sellers notice containing detailed information about the breach, the magnitude of the Damages that the Buyer has or reasonably expects to incur (the act of offsetting by the Buyer shall be referred to as an "Offset"). Offsets shall first be against the Parent Shares. For purposes hereof, the Parent Shares shall be deemed to have a value equivalent to $8.50 per share; provided, however, that if Parent has successfully consummated a public offering of the Parent Shares ("Public Offering"), then the value of the Parent Shares shall be deemed to be the average public trading price of each Parent Share over the five (5) most recent business days falling prior to the date of delivery by the Buyer to the Sellers of the notice of an event requiring an Offset. In order to secure the Buyer's Offset rights against the Parent Shares, the Buyer and the Sellers shall execute the Pledge Agreement. The Parent Shares subject to the lien created by the Pledge Agreement shall have a restrictive legend typed on the back thereof specifying that the Parent Shares are subject to a right of Offset as specified in this Agreement. The Sellers acknowledge and agree that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding.

     9.   MISCELLANEOUS.

     A. PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement (including the documents referred to herein) without the prior written approval of the Parent, the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith upon the advise of legal counsel it is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     B. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the Buyer Indemnified Parties and their respective successors and permitted assigns.

     C. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     D. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder (x) to one or more of its Affiliates, and (y) to one or more financial institutions lending funds to the Buyer for the purpose of financing the purchase of the Subject Shares hereunder and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     E. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     F. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     G. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Sellers:      Gregg M. & Susan L. Ziskind
                         10442 Cheviot Drive
                         Los Angeles, California 90064
                         Telephone: (714) 839-2076
                         Telefax: (714) 841-2258

     Copy to:            Richard H. Bruck
                         Bruck & Perry
                         Suite 700, 500 Newport Center Drive
                         Newport Beach, California 92660
                         Telephone: (714) 719-6000
                         Telefax: (714) 719-6020

     If to the Buyer:    Litigation Resources of America-California, Inc.
                         c/o Litigation Resources of America, Inc.
                         650 First City Tower, 1001 Fannin
                         Houston, Texas 77002
                         Phone:  713/653-7100
                         Fax:   713/653-7172

     Copy to:            John W. Menke
                         Boyer, Ewing & Harris Incorporated
                         Nine Greenway Plaza, Suite 3100
                         Houston, Texas 77046
                         Phone: 713/871-2025
                         Fax: (713) 871-2024

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     H. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

     I. AMENDMENTS AND WAIVERS. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Parent and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     J. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     K. EXPENSES. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     L. CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     M. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     N. ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this (S) 9(N). Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this (S) 9(N), the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Orange County, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees and other costs in connection with the arbitration from the non-prevailing Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                              BUYER:
                              -----

                              LITIGATION RESOURCES OF AMERICA --
                              CALIFORNIA, INC.,
                              a California corporation

                              By: /s/ Richard O Looney
                                 ---------------------------------
                                  Richard O. Looney, President

                              PARENT
                              ------

                              LITIGATION RESOURCES OF AMERICA,
                              INC., a Texas corporation

                              By: /s/ Richard O Looney
                                 ---------------------------------
                                  Richard O. Looney, President

                              SELLERS:
                              -------
                              /s/ Gregg M. Ziskind
                              ____________________________________
                              GREGG M. ZISKIND

                              /s/ Susan L. Ziskind
                              ____________________________________
                              SUSAN L. ZISKIND